Exhibit 3.1

                               SECRETARY OF STATE

                                     [SEAL]

                                 STATE OF NEVADA


                                CORPORATE CHARTER


     I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that INTELLINGER SOFTWARE CORPORATION did on APRIL 10, 2002 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said articles contain all the provisions required by the law of said State of Nevada.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on APRIL 10, 2002.


     [SEAL]                             /s/ DEAN HELLER
                                            Secretary of State


                                        By /s/ Denise A Baker
                                           Certification Clerk

Filed #C8890-02
APR 10 2002
IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

                          ARTICLES OF INCORPORATION OF
                        INTELLINGER SOFTWARE CORPORATION
                                 a C Corporation


KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned has this day formed a C Corporation for the transaction of business, and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to the laws of the State of Nevada.

AND I DO HEREBY CERTIFY THAT:

                                       I.

     The name of the corporation, which is herein referred to as "the corporation" is: INTELLINGER SOFTWARE CORPORATION.

                                       II.

     Offices for the transaction of any business of the corporation and where the meetings of the Board of Directors and of the stockholders may be held, and where the books of the corporation may be kept, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, the District of Columbia, or in any foreign country.

                                      III.

     The nature of the business and objects and purposes to be transacted, promoted or carried on the corporation is: TO ENGAGE IN ANY LAWFUL ACTIVITY.

                                       IV.

     The amount of the total authorized common stock of this corporation is Fifty Million (50,000,000) shares with $0.001 par value. Each share of stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid-up stock, and the holder of such shares shall not be liable for any further payment thereof.

     The amount of the total authorized preferred stock of this corporation is One Million (1,000,000) shares with $0.001 par value.

                                       V.

     The governing board of this corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The name and post office address of the first Board of Directors, which shall be three in number, are as follows:

                              (1) Jeffrey E. Kirby
                            500 Damonte Ranch Parkway
                                   Suite 1056
                                 Reno, NV 89511

                                (2) Brett Walker
                            500 Damonte Ranch Parkway
                                   Suite 1056
                                 Reno, NV 89511

                                (3) Sharka Syuyt
                            500 Damonte Ranch Parkway
                                   Suite 1056
                                 Reno, NV 89511

                                       VI.

     The name and post office address of the resident agent of the corporation are:

                                Jeffrey E. Kirby
                            500 Damonte Ranch Parkway
                                   Suite 1056
                                 Reno, NV 89511

                                      VII.

     The name and post office address of the incorporator signing these Articles of Incorporation are as follows:

                                  Brett Walker
                            500 Damonte Ranch Parkway
                                   Suite 1056
                                 Reno, NV 89511

                                      VIII.

     The corporation is to have a perpetual existence.

                                       IX.

     1. The Board of Directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the corporation.

     2. The Board of Directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of this corporation except as conferred by the Statutes of Nevada, or authorized by the Directors or by resolution of the stockholders.

     3. No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of this corporation shall be made unless approved by the vote or written consent of the stockholders entitled to exercise two-thirds (2/3) of the voting power of the corporation.

     4. The stockholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by the resolution of the Board of Directors or stockholders, except as otherwise required by the laws of the State of Nevada.

     5. The corporation shall indemnify each present and future officer and director of the corporation and each person who serves at the request of the corporation as an officer or director of any other corporation, whether or not such person is also an officer or director of the corporation, against all costs, expenses and liabilities, including the amounts of judgements, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened, in which he may be involved, as a party or otherwise, by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as officer or director, in the absence of such final adjudication of the existence of such liability, the Board of

     After the formation of the corporation, each shareholder of this corporation shall be entitled to purchase and/or subscribe for the number of shares of this corporation which may hereafter be authorized and issued for money, w Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefits of the heirs, executors, administrators and assigns of each officer or director.

                                       X.

         Authority is hereby granted to the holder of shares of this corporation entitled to vote, to change from time to time the authorized number of directors of this corporation by a duly adopted amendment to the bylaws of this corporation.

                                       XI.

     After the formation of the corporation, each shareholder of this corporation shall be entitled to purchase and/or subscribe for the number of shares of this corporation which may hereafter be authorized and issued for money, which bears the same ratio to the number of shares then proposed to be issued as the number of shares then held by him bear to the number of shares subscribed immediately prior to such additional issue.

     The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts hereinabove stated are true, and accordingly have hereunto set my hand this 5th day of April 2002.


/s/ Brett Walker
---------------------------------
Brett Walker

     On this 5th day of April 2002, personally appeared before me, a Notary Public in and for said Province of B.C., Brett Walker, who acknowledged that he executed the above instrument.

/s/ Kevin Wright
---------------------------------
NOTARY PUBLIC, in and for said Province
of British Columbia, Canada

A Notary Public in and for
the Province of British Columbia
KEVIN WRIGHT
Barrister & Solicitor
McCarthy & Tetrault LLP
Barristers & Solicitors
1300-777 Dunsmuir Street
Vancouver, B.C. V7Y 1K2
(604)643-7100

                                                                 Filed #C8890-02
                                                                     APR 10 2002
                                                                IN THE OFFICE OF
                                                                     Dean Heller
                                                  DEAN HELLER SECRETARY OF STATE


                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT
                                IN THE MATTER OF

                        INTELLINGER SOFTWARE CORPORATION

                                 a C CORPORATION

Jeffrey E. Kirby, hereby certifies that:

     1. He has accepted the appointment as Resident Agent of the above corporation in accordance with NRS 78.090.

     2. The registered office of the Corporation in this State is located at 500 Damonte Ranch Parkway, Suite 1056, Reno, County of Washoe, Nevada 89511.

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of April, 2002.

                                  RESIDENT AGENT OF
                                  INTELLINGER SOFTWARE CORPORATION


                                  By: /s/ Jeffrey Kirby
                                     ---------------------------------
                                     Authorized Signature